Exhibit 4.2

Innovation, Science and	Innovation, Sciences et
Economic Development Canada	Dèveloppement èconomique Canada
Corporations Canada	Corporations Canada

Certificate of Amalgamation	Certificat de fusion

Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

Standard Lithium Ltd.
Corporate name / Dénomination sociale

1309294-1
Corporation number / Numéro de société

I HEREBY CERTIFY that the above-named corporation resulted from an amalgamation, under section 185 of the Canada Business Corporations Act, of the corporations set out in the attached articles of amalgamation.

JE CERTIFIE que la socíété susmentionnée est issue d’une fusion, en vertu de l’article 185 de la Loi canadienne sur les sociétés par actions, des sociétés dont les dénominations apparaissent dans les statuts de fusion ci-joints.

Raymond Edwards
Director / Directeur

2021-06-09
Date of Amalgamation (YYYY-MM-DD) Date de fusion (AAAA-MM-JJ)

Innovation, Science and Economic Development Canada
Corporations Canada

Innovation, Sciences et Développement économique Canada
Corporations Canada

Canada Business Corporations Act (CBCA)
FORM 9
ARTICLES OF AMALGAMATION
(Section 185)

1 - Corporate name of the amalgamated corporation

Standard Lithium Ltd.

2 - The province or territory in Canada where the registered office is situated *(do not indicate the full address)*

British Columbia

3 - The classes and any maximum number of shares that the corporation is authorized to issue

See attached Schedule

4 - Restrictions, if any, on share transfers

None

5 - Minimum and maximum number of directors *(for a fixed number of directors, please indicate the same number in both boxes)*

Minimum number: 3 Maximum number: 10

6 - Restrictions, if any, on the business the corporation may carry on

None

7 - Other provisions, if any

See attached Schedule

8 - The amalgamation has been approved pursuant to that section or subsection of the Act which is indicated as follows:

- ○ 183 - Long form: approved by special resolution of shareholders
- ⦿ 184(1) - Vertical short-form: approved by resolution of directors
- ○ 184(2) - Horizontal short-form: approved by resolution of directors

9 - Declaration

I hereby certify that I am a director or an authorized officer of the following corporation:

Name of the amalgamating corporations	Corporation number	Signature
13075931 Canada Inc.	1308595-3	[signature]
Standard Lithium Ltd.	1000615-7	

ISED-ISDE 3190E (2020/01) Page 1 of 2

Canada

STANDARD LITHIUM LTD.

(the “Corporation”)

Schedules to Articles of Amalgamation (Form 9)

ITEM 3

SCHEDULE

The Corporation is authorized to issue an unlimited number of voting common shares without par value and an unlimited number of Class A Preference Shares without par value. The rights, privileges, restrictions and conditions attached to the common shares and Class A Preference shares are as set out below:

1.1	Common shares

Each common share shall entitle the holder thereof to notice of and to attend and to cast ONE (1) vote for each matter to be decided at a general meeting of the Corporation.

1.2	Class A Preference shares Issuable in series

The Class A Preference shares may include one or more series and, subject to the provisions of the Canada Business Corporations Act, the directors may, by resolution, if none of the shares of any particular series are issued, do one or more of the following:

(a)	determine the maximum number of shares of that series that the Corporation is authorized to issue, determine that there is no such maximum number, or alter any such determination;

(b)	create an identifying name for the shares of that series, or alter any such identifying name; and

(c)	attach special rights or restrictions to the shares of that series, or alter any such special rights or restrictions.

1.3	Dissolution or winding up

The holders of Class A Preference shares shall be entitled, on the liquidation or dissolution of the Corporation, whether voluntary or involuntary, or on any other distribution of its assets among its shareholders for the purpose of winding up its affairs, to receive, before any distribution is made to the holders of common shares or any other shares of the Corporation ranking junior to the Class A Preference shares with respect to the repayment of capital on the liquidation or dissolution of the Corporation, whether voluntary or involuntary, or on any other distribution of its assets among its shareholders for the purpose of winding up its affairs, the amount paid up with respect to each Class A Preference share held by them, together with the fixed premium (if any) thereon, all accrued and unpaid cumulative dividends (if any and if preferential) thereon, which for such purpose shall be calculated as if such dividends were accruing on a day-to-day basis up to the date of such distribution, whether or not earned or declared, and all declared and unpaid non-cumulative dividends (if any and if preferential) thereon. After payment to the holders of the Class A Preference shares of the amounts so payable to them, they shall not, as such, be entitled to share in any further distribution of the property or assets of the Corporation, except as specifically provided in the special rights and restrictions attached to any particular series.

1.4	Class A Preference shares do not confer right to receive notice of, attend or vote at general meetings

Except for such rights relating to the election of directors on a default in payment of dividends as may be attached to any series of the Class A Preference shares by the directors, holders of Class A Preference shares shall not be entitled, as such, to receive notice of, or to attend or vote at, any general meeting of shareholders of the Corporation.

ITEM 7

SCHEDULE

Other Provisions

The directors may, between annual meetings of shareholders, appoint one or more additional directors of the Corporation to serve until the next annual meeting of shareholders, but the number of additional directors shall not at any time exceed one-third of the number of directors who held office at the expiration of the last meeting of the shareholders of the Corporation.

Innovation, Science and Economic Development Canada Corporations Canada	Innovation, Sciences et Développement économique Canada Corporations Canada

Form 2 Initial Registered Office Address and First Board of Directors	Formulaire 2 Siège social initial et premier conseil d’administration
Canada Business Corporations Act (CBCA) (s. 19 and 106)	Loi canadienne sur les sociétés par actions (LCSA) (art. 19 et 106)

1	Corporate name Dénomination sociale

Standard Lithium Ltd.
2	Address of registered office Adresse du siège social

2200 HSBC Building 885 West Georgia Street Vancouver BC V6C 3E8
3	Additional address Autre adresse

4	Members of the board of directors Membres du conseil d’administration

See attached schedule / Voir l’annexe ci-jointe
5

Declaration: I certify that I have relevant knowledge and that I am authorized to sign this form.

Déclaration : J’atteste que je possède une connaissance suffisante et que je suis autorisé(e) à signer le présent formulaire.

Original signed by / Original signé par Robert Mintak
Robert Mintak 604-440-5229

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d’une amende maximale de 5 000 $ et d’un emprisonnement maximal de six mois, ou l’une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the Privacy Act allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la Loi sur les renseignements personnels permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

IC 2904 (2008/04)

Schedule / Annexe

Members of the board of directors / Membres du conseil d’administration

Resident Canadian
Résident Canadien

Andrew Robinson	4462 Strathcona Road, North Vancouver BC	Yes / Oui
V7G 1G3, Canada

Anthony Alvaro	1340 Inglewood Ave, West Vancouver BC	Yes / Oui
V7T 1Y9, Canada

Robert Cross	Suite 110, 375 Water Street, Vancouver BC	Yes / Oui
V6B 5C6, Canada

Jeffrey Barber	2831 - 26th Street, Calgary AB	Yes / Oui
T3E 2B1, Canada

Robert Mintak	Suite 110, 375 Water Street, Vancouver BC	Yes / Oui
V6B 5C6, Canada